Exhibit 10.2

IEC ELECTRONICS CORP.

2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
This Restricted Stock Award Agreement (this “Award Agreement”) is made and entered into as of [_______________], 20__ (the “Date of Grant”), by and between IEC Electronics Corp. (the “Company”) and ___________________ (the “Participant”). Capitalized terms not defined in this Award Agreement shall have the respective meanings given such terms by the IEC Electronics Corp. 2019 Stock Incentive Plan (the “Plan”).
1.Award. The Company hereby grants to the Participant an Award (the “Award”) of Restricted Stock of [________] shares of Stock (the “Restricted Stock”), subject to the provisions of the Plan and to the terms and conditions of this Award Agreement.

2.Restrictions on Transfer. Except as otherwise provided in this Award Agreement, until the shares of Restricted Stock vest, the shares of Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and they shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the shares of Restricted Stock, shall be null and void and without effect.

3.Vesting. Except as otherwise provided by the Participant’s employment agreement (if any), subject to the provisions of the Plan and this Award Agreement, and subject to the Participant’s continued employment with the Company or any of its Affiliates through such date, [________] of the shares of Restricted Stock will vest on [________] (each such date a “Vesting Date”).

4.Acceleration of Vesting. Notwithstanding the provisions of Section 3 above, the restrictions set forth in this Award Agreement will immediately lapse and the shares of Restricted Stock will immediately vest upon the occurrence of any of the following events prior to the Vesting Date: (a) the Participant’s death; (b) the Participant’s Disability; (c) the Participant’s Retirement (as defined below); (d) a Change in Control if either (i) the employment of the Participant is terminated or (ii) the acquirer does not agree to assume or substitute the shares of Restricted Stock for similar awards on shares of acquirer’s common stock; or (e) the occurrence of any other event or condition for which the Participant’s employment agreement (if any) provides for accelerated vesting. “Retirement” means termination of employment with the Company or any of its Affiliates if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company or any of its Affiliates provided that the Participant does not continue in the employment of the Company or any of its Affiliates.

5.Termination of Employment; Detrimental Activities.

(a)Except as otherwise provided by the Participant’s employment agreement (if any), all rights in and to any and all shares of Restricted Stock granted pursuant to this Award Agreement, which have not vested as described in Section 3 or 4 above, shall be forfeited upon: (i) the Participant’s termination of employment with the Company and its Affiliates for any reason, whether with or without Cause, other than

Exhibit 10.2

the Participant’s death, Disability or Retirement or a Change in Control; or (ii) a determination by the Committee that the Participant engaged in Detrimental Activity. “Detrimental Activity” shall include: (A) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Affiliate; (B) the disclosure to anyone outside the Company or any of its Affiliates, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company or any of its Affiliates, acquired by the Participant either during or after employment with the Company or an Affiliate; (C) activity that results in termination of the Participant’s employment for Cause; (D) a violation of any rules, policies, procedures or guidelines of the Company or an Affiliate, including, but not limited to, the Company’s Code of Business Conduct and Ethics; (E) any attempt, directly or indirectly, to induce any employee of the Company or any Affiliate to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Affiliate; or (F) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company or any Affiliate.

(b)Notwithstanding the foregoing, nothing in Section 5(a) above: (i) prohibits the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice and the Securities and Exchange Commission, in accordance with the provisions and rules of Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) requires notification or prior approval by the Company of any such report; provided that, the Participant is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

6.Recoupment.

(a)Recoupment. As provided by Section 6.9 of the Plan, notwithstanding anything in the Plan or this Award Agreement, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under this Award Agreement by the Company at any time.

(b)Repayment of Gain; Setoff. If the Participant engages in Detrimental Activity prior to or during the six months after shares of Stock vest pursuant to Section 3 or 4 above, such shares may be forfeited within two years thereafter. In the event of any such forfeiture, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the forfeiture in such manner and on such terms and conditions as may be required, and the Company shall be entitled to setoff against the amount of any such gain any amount owed to the Participant by the Company or any Affiliate.

7.Withholding of Taxes. The Company and its Affiliates shall have the right, in its discretion, to deduct from the Participant’s remuneration or withhold shares of Stock that would otherwise be issuable or deliverable to the Participant as a result of vesting in satisfaction of the federal, state, local or foreign

Exhibit 10.2

income or other taxes required by law to be withheld with respect to such issuance or vesting (or such higher amount that would not have an adverse tax effect). Shares of Stock tendered as payment of required tax withholding shall be valued at the fair market value of the Company’s Stock on the date such tax withholding obligation arises. It shall be a condition to the obligation of the Company to release the shares of Stock from the vesting of the Restricted Stock that the Participant pay to the Company or an Affiliate, upon its demand, such amount as may be requested by the Company or the Affiliate for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to release the shares of Stock.

8.Stock Certificates; Legends. The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. A legend may be placed on any certificate or other document delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Award Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, and any applicable federal or state securities laws or any stock exchange on which the shares of Stock are then listed or quoted.

9.Miscellaneous.

(a)Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law or any foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made until such listing, registration or qualification shall have been completed.

(b)Incorporation of Plan. The shares of Restricted Stock are subject to the Plan and any interpretations by the Committee under the Plan, which are hereby incorporated into this Award Agreement by reference and made a part hereof. By the execution of this Award Agreement, the Participant acknowledges that the Plan document and the Plan prospectus, as in effect on the date of this Agreement, have been made available to the Participant for review. In the event of any conflict between the Plan and this Award Agreement, the Plan shall control.

(c)Administration, Interpretation, Etc. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the shares of Restricted Stock or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Award Agreement by the Company, the Board or the Committee.

(d)Amendment. This Award Agreement may be amended from time to time by the Committee, in its sole discretion, in any manner that the Committee deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Participant under the Award without the written consent of the Participant.

(e)Capital Changes and Adjustments. If any change is made to the outstanding shares of Stock or the capital structure of the Company, if required, the shares of Restricted Stock shall be adjusted in any manner as contemplated by Section 12 of the Plan.

Exhibit 10.2

(f)No Right of Employment. Nothing contained herein shall confer upon the Participant any right to continued employment by the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, which is hereby reserved, to terminate the employment of the Participant at any time for any reason whatsoever.

(g)Rights as a Stockholder. Upon grant of the Award and subject to the restrictions contained in Sections 2, 3, 4, 5, 6 and 7, the Participant shall be the record owner of the shares of Restricted Stock and shall have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

(h)Notices. Any notices necessary or required to be given under this Award Agreement: (i) to the Company shall be sufficiently given if in writing, and personally delivered to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513; or (ii) to the Participant shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known address of the Participant, or to such other address as the Participant shall have specified in writing to the Company.

(i)Successors and Assigns. This Award Agreement shall bind and inure to the benefit of the Company and the successors and assigns of the Company and to the Participant and to the Participant’s heirs, executors, administrators, successors and assigns.

(j)Governing Law. All questions pertaining to the interpretation, validity, enforcement and performance of this Award Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York, without giving effect to the choice of law principles thereof.

(k)Participant Acknowledgement. By signing this Award Agreement, the Participant acknowledges that the Participant has received a copy of the Plan, has had an opportunity to review the Plan and this Award Agreement in their entirety, understands all provisions of the Plan and this Award Agreement, and agrees to be bound by, and to comply with, all the terms and provisions of the Plan and this Award Agreement.

(l)Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

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Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed effective as of the Date of Grant set forth above.

IEC ELECTRONICS CORP.

By:
[________]

Its:	President & Chief Executive Officer

Date:

ACCEPTANCE

I, ___________________, hereby certify that I have read and fully understand the foregoing Award Agreement. I hereby execute this Award Agreement to indicate my acceptance of the shares of Restricted Stock and my intent to comply with the terms thereof.

Participant

Street Address

City	State	Zip Code

Date: